                                                                    Exhibit 10.7
                                                                    ------------






--------------------------------------------------------------------------------

                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                        RECORDS MANAGEMENT SERVICES, INC.
                            an Illinois corporation,

                             ALL OF ITS SHAREHOLDERS

                                       AND

                               PIERCE LEAHY CORP.
                             a New York corporation


                                February 27, 1997


--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

ARTICLE I     PURCHASE AND SALE OF SHARES..................................  1

Section 1.1   Purchase and Sale of Shares..................................  1
Section 1.2   Purchase Price...............................................  1
Section 1.3   Date, Time and Place of Closing..............................  2

ARTICLE II    REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS...............  2

Section 2.1   Status.......................................................  2
Section 2.2   Corporate Authority; Effective Agreement.....................  2
Section 2.3   Management Agreements........................................  3
Section 2.4   Liabilities..................................................  3
Section 2.5   Real Estate..................................................  3
Section 2.6   Personal Property............................................  4
Section 2.7   Trade Names, Trademarks and Service Marks....................  4
Section 2.8   Taxes........................................................  4
Section 2.9   Legal Matters................................................  7
Section 2.10  Contracts, Leases, Agreements and Other Commitments..........  7
Section 2.11  Employees and Employment Contracts...........................  8
Section 2.12  Consents.....................................................  9
Section 2.13  No Other Assets.............................................. 10
Section 2.14  Financial Statements and Accounts Receivable................. 10
Section 2.15  Suppliers; Conflicts of Interest.  .......................... 10
Section 2.16  No Material Change........................................... 11
Section 2.17  Actions Since Balance Sheet Date............................. 11
Section 2.18  Permits and Licenses......................................... 11
Section 2.19  Compliance with Laws......................................... 12
Section 2.20  Environmental Matters........................................ 12
Section 2.21  Statements and Other Documents Not Misleading................ 13
Section 2.22  Subsidiaries and Joint Ventures.............................. 13
Section 2.23  Directors, Officers, Bank Accounts........................... 13
Section 2.24  Insurance.................................................... 13
Section 2.25  Litigation................................................... 13
Section 2.26  No Payments to Shareholders or Others........................ 13
Section 2.27  Ownership of Capital Stock of RMS............................ 14
Section 2.28  Survival of Representations and Warranties................... 14

ARTICLE III   REPRESENTATIONS AND WARRANTIES OF PURCHASER................................ 15

Section 3.1   Personal Authority; Effective Agreement.................................... 15
Section 3.2   Ownership of Capital Stock of RMS.......................................... 15
Section 3.3   Survival of Representations and Warranties................................. 15

ARTICLE IV    CONDUCT OF BUSINESS PENDING CLOSING........................................ 15

Section 4.1   Conduct of Business Pending Closing........................................ 15

ARTICLE V     FURTHER COVENANTS AND AGREEMENTS........................................... 17

Section 5.1   Access to Information...................................................... 17
Section 5.2   Non-Competition............................................................ 17
Section 5.3   Cooperation................................................................ 18
Section 5.4   Notice of Breach or Default................................................ 18
Section 5.5   Consents................................................................... 18

ARTICLE VI    CONDITIONS TO OBLIGATIONS OF PURCHASER..................................... 18

Section 6.1   No Material Adverse Change................................................. 18
Section 6.2   Representations and Warranties............................................. 19
Section 6.3   Performance of Agreements.................................................. 19
Section 6.4   Opinion of Counsel......................................................... 19
Section 6.5   No Actions, Etc............................................................ 19
Section 6.6   Lenders' Approval.......................................................... 19
Section 6.7   Consents; Lease Estoppels; Subordination and Non-Disturbance Agreements.... 19
Section 6.8   Environmental Audit........................................................ 19
Section 6.9   Delivery of Schedules...................................................... 19
Section 6.10  Due Diligence.............................................................. 20
Section 6.11  Deliveries................................................................. 20

ARTICLE VII   CONDITIONS TO OBLIGATIONS OF THE COMPANY AND SHAREHOLDERS.................. 20

Section 7.1   Representations and Warranties............................................. 20
Section 7.2   Performance of Agreements.................................................. 20
Section 7.3   No Actions, Etc............................................................ 20
Section 7.4   Deliveries................................................................. 20

ARTICLE VIII  CLOSING ...................................................... 20

Section 8.1   Deliveries by the Company and the Shareholders................ 20
Section 8.2   Purchaser's Deliveries........................................ 22
Section 8.3   Parties to Bear Own Expenses.................................. 22

ARTICLE IX    INDEMNIFICATION............................................... 22

Section 9.1   Indemnifications.............................................. 22

ARTICLE X     TERMINATION OF AGREEMENT...................................... 24

Section 10.1  Termination................................................... 24

Section 10.2  Status of Agreement after Termination......................... 25

ARTICLE XI    GENERAL....................................................... 25

Section 11.1  Notices....................................................... 25
Section 11.2  Broker's Commission........................................... 26
Section 11.3  Headings...................................................... 26
Section 11.4  Entire Agreement.............................................. 26
Section 11.5  Severability.................................................. 26
Section 11.6  Counterpart Execution......................................... 26
Section 11.7  Governing Law................................................. 26
Section 11.8  Waiver........................................................ 27
Section 11.9  Further Assurances............................................ 27
Section 11.10 Assignability; Effect......................................... 27
Section 11.11 Knowledge of the Shareholders................................. 27

                            STOCK PURCHASE AGREEMENT
                            ------------------------


     THIS STOCK PURCHASE AGREEMENT is entered into as of this 27th day of February, 1997, by and among RECORDS MANAGEMENT SERVICES, INC., an Illinois corporation with its principal offices at 833 West Jackson Boulevard, Chicago, Illinois 60607 ("RMS"), the persons listed on Exhibit A (collectively, the
                                              ---------
"Principal Shareholders"), the persons listed on Exhibit B hereto who have
                                                 ---------
signed or subsequently sign this Agreement (all such persons listed on
Exhibit B, the "Other Shareholders," and together with the Principal
---------
Shareholders, the "Shareholders"), and PIERCE LEAHY CORP., a New York corporation with its principal offices at 631 Park Avenue, King of Prussia, Pennsylvania 19406 ("Purchaser").


                              W I T N E S S E T H:
                              --------------------


     RMS, together with all of its wholly-owned subsidiaries listed on Exhibit C
                                                                       ---------
hereto (the "Subsidiaries," and together with RMS, either individually or collectively, the "Company") are engaged in the business of records storage and management of business type records (the "Business"). The Principal Shareholders are all members of the Board of Directors of the Company or are otherwise active in the business. The Shareholders own all of the issued and outstanding shares of capital stock of the Company and options to purchase shares of Common Stock. The Purchaser desires to purchase, and the Principal Shareholders and the Other Shareholders who have signed this Agreement (collectively, the "Selling Shareholders") desire to sell, all of their shares of capital stock of the Company as well as all shares of Common Stock that may be issued to them in connection with the exercise of outstanding options (collectively, the "Shares").

     NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:


                                    ARTICLE I

                           PURCHASE AND SALE OF SHARES
                           ---------------------------

     Section 1.1  Purchase and Sale of Shares. On the Closing Date (as
                  ---------------------------
hereinafter defined below), the Selling Shareholders will sell, assign, convey, transfer and deliver to Purchaser, and Purchaser will purchase and acquire from the Selling Shareholders, all of their the Shares, free and clear of all liens, security interests, pledges, claims and encumbrances of every kind, nature and description.

     Section 1.2  Purchase Price.
                  --------------

             (a)  Purchase Price. The parties hereto agree that the per share
                  --------------
consideration to be paid for each Share shall be based on the agreed value for all outstanding Shares as of the Closing Date (the "Total Purchase Price"), which shall be equal to $62,000,000 minus (x) the aggregate of all bank debt and notes payable of the Company, a list and description of which are set forth on
Schedule 1.2, in such amounts as shall actually be due to pay such amounts in
------------
full at Closing (including any prepayment penalties) plus any such amounts which have been repaid by the Company prior to the Closing (including any pre-payment penalties) (collectively, the "Offsetting Obligations"), (y) the Additional Severance Amount (as hereinafter defined) and (z) the Aggregate Stock Appreciation Rights Payments (as hereinafter defined). The purchase price per share to be paid for each Share purchased hereunder (the "Per Share Purchase Price") shall be equal to the Total Purchase Price divided by the number of Shares outstanding as of the Closing Date. At Closing, Purchaser shall pay an amount equal to an estimate of the Per Share Purchase Price (based upon the assumption that the Additional Severance Amount will equal the Maximum Severance Amount, as hereinafter defined, that is being placed into escrow pursuant to
Section 1.2(b)) times the number of Shares being purchased hereunder (the "Aggregate Paid Purchase Price") which Purchaser shall pay as follows:

                  (i) Purchaser has already paid $500,000 to certain of the Selling Shareholders on account of the Selling Shareholders as a nonrefundable deposit on the Purchase Price;

                  (ii) On February 28, 1997, upon the satisfactory completion of the financial portion of its due diligence conducted pursuant to Section 7.10 hereof, Purchaser shall pay another $500,000 to an account designated by the Principal Shareholders on account of Selling Shareholders as a further nonrefundable deposit on the Purchase Price;

                  (iii) At the Closing, Purchaser shall pay to the Escrow Agent under the Escrow Agreement attached hereto as
                         Exhibit D, out of the Aggregate Paid Purchase Price
                         ---------
                         payable to the Principal Shareholders, an amount equal to $2,000,000 to serve as security for the indemnification obligations of the Principal Shareholders under Article X hereof, to be held and distributed by the Escrow Agent pursuant to the terms of the Escrow Agreement; and

                  (iv) At the Closing, Purchaser shall pay to an account designated by the Principal Shareholders, by wire transfer of funds, the balance of the Aggregate Paid Purchase Price, subject to adjustment for Shares issued upon exercise of Options (as hereinafter defined) as provided in Section 1.2(c) below.

            (b)   Selling Shareholders Sharing of Expenses. The Selling
                  ----------------------------------------
Shareholders shall share pro rata, according to the number of Shares sold to Purchaser, all of the expenses incurred by or on behalf of the Selling Shareholders (such as the expenses to be borne by the Selling Shareholders set forth in Sections 6.12 and 9.3). The Principal Shareholders shall be entitled to deduct such amounts from the Aggregate Paid Purchase Price prior to distributing the pro rata portion thereof to each Selling Shareholder.

            (c)   Payment of Maximum Severance Amount into Escrow. At the
                  -----------------------------------------------
Closing, in addition to the amounts payable under Section 1.2(a), Purchaser shall pay to the Escrow Agent under the Escrow Agreement, an amount equal to the Maximum Severance Amount set forth on Schedule 6.11 hereto for the purposes set
                                      -------------
forth in Section 6.11, to be held and distributed by the Escrow Agent pursuant to the terms of the Escrow Agreement.

            (d) At the Closing, with respect to any Options held by a Selling Shareholder which are exercised on or before the Closing Date but as of the Closing have not yet been paid fully for by the optionee Selling Shareholder, Purchaser shall deduct from the Aggregate Paid Purchase Price to be paid to such optionee Selling Shareholder the aggregate unpaid exercise price of such Options payable to RMS and pay such aggregate exercise price to RMS on behalf of such Selling Shareholder.

     Section 1.3  Date, Time and Place of Closing. The transactions provided
                  -------------------------------
for by this Agreement shall be consummated (the "Closing") at 10:00 a.m., local time, on or before March 31, 1997, at the offices of Edward X. Clinton, Esquire, 19 S. LaSalle Street, Chicago, IL 60603, or at such other place and time as Purchaser and the Principal Shareholders shall mutually agree; provided, however, that at the request of Purchaser, the Closing may be delayed until not later than the later of (a) April 30, 1997, or (b) five business days after the condition set forth in Sections 7.12 and 8.5 (relating to the Hart-Scott-Rodino filing) has been satisfied. The date and time of Closing is hereinafter called the "Closing Date."


                                   ARTICLE II

         REPRESENTATIONS AND WARRANTIES OF THE PRINCIPAL SHAREHOLDERS
         ------------------------------------------------------------

     As a material inducement to Purchaser to enter into this Agreement and purchase the Shares, the Principal Shareholders, jointly and severally, and if the transactions contemplated hereby are not consummated, the Company and the Principal Shareholders, jointly and severally, make the following representations and warranties to Purchaser:

     Section 2.1  Status. RMS is a corporation duly organized, validly existing
                  ------
and in good standing under the laws of the State of Illinois and is qualified to do business in Missouri which are the only two jurisdictions where the nature of its properties or operations requires such qualification, and RMS has full power and authority to own its properties and to carry on the Business as presently conducted by it. Each of the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its State of incorporation, and qualified to do business in the other States, listed on Exhibit C for such Subsidiary, which except as otherwise set forth on Exhibit C
---------                                                             ---------
are the only jurisdictions where the nature of such Subsidiary's properties or operations requires such qualification, and each such Subsidiary has full power and authority to own its properties and to carry on the Business as presently conducted by it.

     Section 2.2  Corporate Authority; Effective Agreement. The Board of
                  ----------------------------------------
Directors of RMS have, and as of the Closing the Shareholders will have, duly authorized and approved the execution and delivery of this Agreement and any and all agreements, documents or instruments to be executed and/or delivered in connection herewith (collectively, the "Purchase Documents") and to perform their respective obligations hereunder and thereunder. No other action by RMS, the Shareholders or otherwise is required in connection with the foregoing. This Agreement has been duly executed and delivered by RMS and, by the Closing Date, will have been duly executed and delivered by the Selling Shareholders, and constitutes the legal, valid and binding obligations of RMS and, as of the Closing Date, will constitute the legal, valid and binding obligations of the Selling Shareholders, enforceable against each of them in accordance with its terms. The Purchase Documents will constitute the valid and binding obligations of RMS and each of the Selling Shareholders, as applicable, enforceable against each of them in accordance with their respective terms. The execution, delivery and performance of this Agreement by RMS and the Selling Shareholders and the consummation of the transactions provided for herein do not and will not: (a) conflict with, violate or result in the breach of any of the terms or conditions of, or constitute a default under (i) the Articles of Incorporation or By-laws of RMS or any of its Subsidiaries or any contract, agreement, commitment, indenture, mortgage, pledge, note, bond, license, permit or other instrument or obligation to which the Company or any of the Shareholders is a party or by which the Company or any of the Shareholders or any of their respective assets or properties are bound or affected, or (ii) any law, regulation, ordinance or decree to which the Company or any of the Shareholders or any of their respective assets or properties are bound or subject; or (b) result in the creation or imposition of any lien, security interest, charge, encumbrance, restriction or right, including rights of termination or cancellation, in or with respect to, or otherwise adversely effect, the Company, any of the Shareholders or the Business except that the Company must obtain the approval of Bank of America Illinois as set forth on Schedule 2.12. The minute books and
                                         -------------
stock records of the Company are complete and accurate in all material respects and all signatures included therein are the genuine signatures of the persons whose signatures are required. True and correct copies of the Articles of Incorporation and By-Laws of the Company, including all amendments thereto, and the minute books and stock books of the Company have been delivered to Purchaser.

     Section 2.3  Management Agreements. Schedule 2.3 attached hereto contains a
                  ---------------------  ------------
list by account number only of the top 25 customers of the Company along with copies of the written agreements pursuant to which such customers' files and records are stored, held and maintained by the Company in cartons, containers (including materials stored in vaults) or otherwise (each such written customer agreement hereinafter referred to as a "Management Agreement"), with the names and addresses of such customers redacted from such Management Agreements, but which are true, correct in all other respects. At Closing, the Company will update Schedule 2.3 so as to provide to Purchaser (a) a list of all customers
       ------------
whose files and records are stored, held and maintained by Seller in cartons and containers (including materials stored in vaults) or otherwise, (b) a true, correct and accurate copy of all forms of Management Agreement used by the Company and a list of all customers whose Management Agreements contain specifically negotiated changes from such forms along with a description of each such change, and (c) true, correct and accurate copies of the above-mentioned Management Agreements for the Company's top 25 customers which include the names and addresses of the customers on such Management Agreements. The rights and benefits of the Company under and pursuant to all of its Management Agreements are presently the property of the Company and will be the property of the Company at the Closing, except for items or files returned to customers in the ordinary course of business from the date first above written until the Closing Date. No Management Agreement has been pledged as collateral or is subject to any security agreement, lease, conditional sales contract or other title retention or security arrangement.

     Section 2.4  Liabilities. The Company has no liabilities (including, but
                  -----------
not limited to, accounts payable) except as and to the extent reflected in (a) the Financial Statements (as defined below) or (b) as set forth on Schedule 2.4
                                                                   ------------
attached hereto.

     Section 2.5  Real Estate.
                  -----------

            (a) The Company has no interest in any real estate except that the Company leases, as tenant, the premises described on Schedule 2.5-1 attached
                                                     --------------
hereto (the "Leased Premises") and the Company owns the property described on
Schedule 2.5-2 as owned by the Company (the "Owned Premises," and together with
--------------
the Leased Premises, the "Premises").

            (b) True, complete and correct copies of the lease agreements pertaining to the Leased Premises are described on Schedule 2.5-3 and have been
                                                   --------------
delivered to Buyer and initialled by Seller for identification (individually a "Lease" and collectively the "Leases"). The Company has paid all amounts due and is not in default under any of the Leases, and there exists no condition or event which, with the passage of time, the giving of notice or both, will constitute a default under or breach of any of the Leases.

            (c) The transfer of the Shares to Purchaser will not constitute a default under any of the Leases, except as described on Schedule 2.5-4, and the
                                                        --------------
Company shall obtain the consent of the landlord for the Leases described on
Schedule 2.5-4.
--------------

            (d) The Company knows of no pending or proposed eminent domain proceeding or assessment for public improvements with respect to any of the Premises which could adversely affect the use, operation or value of the Business or the Assets.

            (e) The Company has received no notice from any insurance carrier or landlord for any of the Premises notifying the Company of the need to undertake any repairs, alterations or construction or to take any action with respect to any of the Premises.

            (f)   Except as described on Schedule 2.5-5, each of the Premises
                                         --------------
and all of the buildings, fixtures and improvements owned or leased by the Company, and all heating and air conditioning equipment, plumbing, electrical and other mechanical facilities which are part of, or located on or in, such buildings or improvements are in good operating condition and repair, and do not require any repairs other than normal routine maintenance to maintain them in good operating condition and repair.

            (g) All taxes currently due and payable with respect to the Owned Premises have been paid, the Owned Premises each constitute a separate tax parcel and each are separately assessed for real estate tax purposes and there is no abatement in effect with respect to all or any portion of the real estate taxes.

            (h) All contractors, subcontractors and other persons or entities furnishing work, labor, materials or supplies for any development or construction work done at any of the Premises have been paid in full and there are no claims against the Company or the Premises in connection therewith.

            (i) Title to the Owned Premises is free and clear of all liens, restrictions, easements, encumbrances, leases, tenancies and other title objections, except for the "Permitted Encumbrances," which shall mean the items set forth as exceptions to title on the existing policies of Owner's fee identified by number for each Owned Premises on Schedule 2.5-6 attached hereto.
                                                --------------
     Section 2.6  Personal Property. Schedule 2.6 attached hereto is a list of
                  -----------------  ------------
the personal property which is owned or being used by the Company ("Personal Property"), including, without limitation, specific listings of all material equipment (including all telecommunications and computer equipment included), all vehicles and all storage racking, and a description of inventory items, such as folding cartons, containers and other storage materials, fixtures, furnishings and other equipment and items of personal property. The Personal Property also includes lists of all customers of the Business and the books and records (whether electronically maintained or otherwise) which will provide Purchaser with the ability to generate such lists, as well as all business addresses, post office boxes, telephone, telex and telecopier numbers and marketing and administrative data. Also included among the Personal Property is the computerized records management and billing system currently utilized by the Company to manage the Business. The Company has good and marketable title to, and is the absolute owner of, all of the Personal Property, free and clear of all liens and encumbrances, except for a lien imposed on such assets by the Bank of America Illinois in connection with the Company's debt to such bank listed on
Schedule 1.2 (which lien shall be released upon payment of such amount and
------------
termination of the Company's line of credit and term loan with such bank), and except the Company leases or licenses the Personal Property described as leased or licensed, as the case may be, by the Company on Schedule 2.6. All of the
                                                   ------------
Personal Property material to the operation of the Business is in good operating condition and repair and does not require any repairs other than normal routine maintenance to maintain such Personal Property in good operating condition and repair. The aggregate replacement value of the Personal Property that is not in good operating condition and repair does not constitute a material portion of the value of the Personal Property.

        Section 2.7 Trade Names, Trademarks and Service Marks. The corporate
                    -----------------------------------------
names of RMS and each of the Subsidiaries and the trade names, trademarks, service marks, copyrights and Internet addresses and sites listed on Schedule
                                                                     --------
2.7 are the only names, trademarks, service marks, copyrights and Internet
---
addresses and sites which are used by the Company in the operation of the Business (collectively, the "Names"). The Company is the sole and exclusive owner of its trade names, trademarks, service marks and copyrights and has the sole and exclusive right to use the trade names, trademarks, service marks and copyrights. No claim has been asserted against the Company that its corporate name or any of its trade names, trademarks, service marks or copyrights conflict with the trade names, trademarks, service marks, copyrights, corporate names or other proprietary rights of others, and the Shareholders have no knowledge of any basis for any such claim or conflict. The Company does not own any patents, and has no patent applications pending and, to the Shareholders' knowledge, the Company is not engaged in any activity which infringes upon any patent, patent application, trademark, trade name, service mark, copyright or proprietary right of any other party. Except as set forth on Schedule 2.7, within the past five
                                           ------------
years, the Company has not done business under or been known by any name other than the Names.

        Section 2.8 Taxes.
                    -----

                (a) For purposes of this Agreement: "Tax" and "Taxes" shall mean any federal, state (including the District of Columbia), local, foreign (including possessions or territories of the United States) or other tax (whether income, excise, sales or use, ad valorem, franchise, real or personal property, transfer, employment, or any other kind of tax no matter how denominated), or any assessment, customs duty, levy, impost, withholding, or other governmental charge in the nature of a tax, and shall include all additions to tax, interest, penalties and fines with respect thereto. "Return" and "Returns" shall mean all reports, estimates, information statements and returns of any nature, including amended versions of any of the foregoing, relating to or required to be filed in connection with any Taxes pursuant to the statutes or regulations of any federal, state, local or foreign government taxing authority. "Code" shall mean the Internal Revenue Code of 1986, as amended.

                (b) The Company files consolidated federal income tax returns under Section 1501 et seq. of the Code.

                 (c) There have been or will have been filed all Returns that are required to be filed on or before the Closing Date (giving regard to valid extensions) by the Company, in each case in respect of the Company or its businesses. All of such Returns are or will be true, accurate and complete in all material respects. Schedule 2.8 contains a list of all such Returns required
                       ------------
to be filed since January 1, 1993; true and correct copies of such Returns as filed (including any amended Returns) have been or will upon request of Purchaser be provided to Purchaser. None of such Returns contains (or is required to contain) a disclosure statement under Section 6662(d) of the Code (or any predecessor provision) or any similar provision of state, local or foreign law which is necessary to avoid penalties under Sections 6662(b) or 6662(d) of the Code.

                (d) All Taxes for which the Company is or will be liable (or that are imposed in respect to the Company) and that are due on or before the Closing Date (including without limitation Taxes shown to be due on all Returns filed on or before the Closing Date and any Taxes for which the Company is liable in relation to the transactions contemplated herein) have been paid or will be paid in full on or before the Closing Date, and all Taxes which are required to be withheld or collected by the Company have been duly withheld and collected and, to the extent required, have been paid to the appropriate governmental authority or properly deposited as required by applicable law. The Balance Sheet accurately reflects accruals or reserves for all liabilities for Taxes accrued by the Company on or prior to the date of the Balance Sheet. Since the date of the Balance Sheet, the Company has not incurred or accrued any liability for Taxes other than in connection with transactions in the ordinary course of business, and neither has changed its method of accounting for Taxes or any method of accounting used in calculating Taxes.

                (e) As of the date of this Agreement, no taxing authority has asserted or threatened to assert any deficiency or assessment, or proposed (formally or informally) any adjustment, for any Taxes against the Company, except for the Taxes listed on Schedule 2.8, and the Principal Shareholders do
                               ------------
not know of any audit or investigation by any taxing authority with respect to any Tax liability of the Company except as set forth on Schedule 2.8. In the
                                                        ------------
event the Company or any of the Principal Shareholders becomes aware of any such asserted or threatened deficiency or assessment, or any investigation or audit, between the date of this Agreement and the Closing Date, the Principal Shareholders will immediately notify Purchaser of same.

                (f) As of the Closing Date, the Company will not be required to file any foreign Return and will not be subject to any foreign Tax. Schedule
                                                                       --------
2.8 sets forth all foreign returns required to be filed by the Company since
---
January 1, 1990 and all foreign Taxes, if any, for which the Company has been liable since January 1, 1990 or will be liable as of the Closing Date.

                (g) Except as set forth on Schedule 2.8, neither the
                                           ------------
Shareholders nor the Company has entered into, or will, at any time, enter into any contract or arrangement with any "disqualified individual" within the meaning of Section 280G(c) of the Code with respect to the Company which may result in the making of any "parachute payment" within the meaning of Section 280G(b)(2) of the Code to any such "disqualified individual."

                (h) Schedule 2.8 sets forth the amount, as of the date of the
                    ------------
Balance Sheet, of (A) all federal, state or local net operating loss, tax credit or charitable contribution carryovers available to the Company and (B) the tax basis of the Company's assets, by reasonable category, reflected in the Balance Sheet, and includes an explanation of how such items are reflected in the Balance Sheet. The Company has provided to Purchaser complete and materially accurate workpapers supporting the "Deferred Taxes" or similar account on the Balance Sheet.

                (i) Schedule 2.8 sets forth all federal income tax elections
                    ------------
that have been made or will be made by the Shareholders and the Company with respect to the Company with respect to any period ending on or prior to the Closing Date that will apply to any subsequent period.

                (j) The Company is not a party to nor has it assumed (i) any "safe harbor" lease described in Section 168(f)(8) of the Internal Revenue Code of 1954; (ii) any "corporate acquisition indebtedness" as defined in Section 279(b) of the Code or any obligations described in Section 279(a) of the Code;
(iii) any agreement with respect to industrial development bonds or similar tax-exempt obligations the tax characteristics of which may be affected by the transactions contemplated by this Agreement; (iv) any waiver or agreement extending the statute of limitations with respect to any Tax; (v) any tax sharing or similar agreement; or (vi) any power of attorney currently in force with respect to Taxes.

                (k) None of the following has been filed with respect to the
Company: (i) a consent described in Section 341(f) of the Code; (ii) any deemed or actual elections under Section 338 of the Code; or (iii) any request for a ruling by a Tax authority or similar matter.

                (l) The Company and the Principal Shareholders shall, and shall cause the Company's accountants to, cooperate with Purchaser and its independent public accountants for the purpose of providing Purchaser with (i) the procedures followed for filing state and local sales and use Tax Returns by or on behalf of the Company; (ii) the procedures followed for filing real, personal and intangible property Tax Returns by or on behalf of the Company; and
(iii) the method used by or on behalf of the Company for determining whether a nexus exists in a particular jurisdiction for purposes of income, franchise, sales and use Taxes, including the manner in which the Company solicits and maintains business in each jurisdiction in which it has or does business.

                (m) The Company has provided to Purchaser a true and correct copy of any and all correspondence of the Company with the Internal Revenue Service (the "Service"), including but not limited to all Revenue Agent Response letters prepared by the Service with respect to the Taxes owed and Returns prepared by the Company since January 1, 1990.

                (n) The Company is not, and has not been at any time during the five-year period ending on the Closing Date, a "United States real property holding corporation" as defined in Section 897(c) of the Code and applicable regulations thereunder.

        Section 2.9 Legal Matters.  Except as set forth on Schedule 2.9, the
                    -------------                          ------------
Company is not a party to or, to the Principal Shareholders' knowledge, threatened with, any suit, action, arbitration or other legal or administrative proceeding or governmental inquiry or investigation by which the Company, its assets or the Business could be materially adversely affected. There are no judgments, orders, decrees or awards before any court, department, commission, board, instrumentality or arbitrator which affects the Company, its assets or the Business.

        Section 2.10 Contracts, Leases, Agreements and Other Commitments. The
                     ---------------------------------------------------
Company is not a party to or bound by any written, oral or implied contract, agreement, lease, power of attorney, guaranty, surety agreement, or other commitment except for the following (collectively, the "Corporation Agreements"):

                (a) the Management Agreements described on Schedule 2.3;
                                                           ------------

                (b) the Leases described on Schedule 2.5;
                                            ------------

                (c) agreements involving a maximum possible liability or
                    obligation on the part of the Company of less than $50,000 each and less than $150,000 in the aggregate; and

                (d) the agreements listed on Schedule 2.10(d) attached hereto.
                                             ----------------

        True, correct and complete copies of all of the Corporation Agreements, including all amendments thereto, have been delivered to Purchaser. All of the Corporation Agreements are valid, binding and enforceable against the respective parties thereto in accordance with their respective terms. Except as shown on
Schedule 2.10, the Company and all other parties to all of the Corporation
-------------
Agreements have performed all of the material obligations required to be performed under the Corporation Agreements, and neither the Company nor any other party is in default or in arrears under the terms thereof, and no condition exists or event has occurred which, with the giving of notice or lapse of time or both, would constitute a material default under such Corporation Agreements. None of the terms or provisions of any Company Agreement materially adversely affects the Business. Except as set forth on Schedule 2.10, all rights
                                                       -------------
of the Company under the Corporation Agreements extending beyond the Closing Date shall continue unimpaired and unchanged after the Closing Date, without (i) the consent of any person (except for any consent(s) which have been obtained and are set forth on Schedule 2.12) or (ii) the payment of any penalty, the
                     --------------
incurrence of any additional obligations or the change of any term. Schedule
                                                                    --------
2.10(d) also contains a listing of all outstanding written and oral proposals,
-------
bids, offers, guaranties, advances or credit granted which, if accepted, could impose any material debts, obligations or liabilities upon Purchaser or the Company after the Closing Date.

        Section 2.11 Employees and Employment Contracts.
                     ----------------------------------

                (a) Employees. Schedule 2.11(a) is a complete and accurate list
                    ---------  ----------------
as of January 31, 1997 of all employees of the Business and their positions, salaries, vacation benefits (both maximum annual and accrued and outstanding as of a recent date), original date of hire and classification as full time, part time or on lay-off or other type of leave. The Company shall deliver at the Closing Schedule 2.11(a) revised to reflect changes therein up to the date of
        ----------------
the Closing. The Company has delivered to Purchaser complete and correct copies of all personnel policies, handbooks, written procedures and forms of employment applications relating to the employees of the Company, including without limitation the Company's severance policy.

        (b) Union Representation; Compliance With Employment Law. The
            ----------------------------------------------------
Company is not a party to any union agreement or collective bargaining agreement, or, except as set forth on Schedule 2.11(b), to any written or oral
                                      ----------------
employment agreement with any of its employees, and is in compliance with all laws respecting employment and employment practices, terms and conditions of employment and wages and hours. The Company is not aware of any union organizing activity involving its employees or the Business. There is no complaint filed or threatened to be filed against the Company before any federal, state or local governmental or quasi-governmental agency or authority alleging violation of law (federal, state or local) relating to employment practices or discrimination in employment.

        (c)  Employee Benefit Plans.
             ----------------------

                (i)  Except as set forth on Schedule 2.11(c)(i), the Company
                                            -------------------
does not maintain, sponsor, contribute to or have any liability under any agreement, plan, practice or program, whether written or oral, providing for bonus payments, child or dependent care benefits, death benefits, accidental death and dismemberment benefits, deferred compensation benefits, disability or other wage continuation benefits, educational assistance or tuition benefits, health benefits, paid holiday benefits, incentive compensation payments, leave of absence rights, medical expense payment or reimbursement benefits, retiree medical benefits, retiree life insurance benefits, profit sharing, pension or other retirement benefits, stock option, stock appreciation rights or stock purchase benefits, severance or termination pay or benefits (including post-employment consulting arrangements) or vacation. Items of the nature described in the prior sentence, whether involving the Company or any entity which would be considered a single employer with the Company under Paragraph 4001(b)(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Paragraph 414(b), (c) or (m) of the Code (an "ERISA Affiliate"), are individually referred to as an "Employee Benefit Plan" and collectively referred to as "Employee Benefit Plans." Schedule 2.11(c)(i) includes, but is not limited
                                -------------------
to, each plan involving employees of the Company and maintained or contributed to by the Company or an ERISA Affiliate which is an "employee benefit plan" as such term is defined in Paragraph 3(3) of ERISA. The Company has delivered to Purchaser a true and complete copy of each Employee Benefit Plan covering employees of the Company, including all texts, amendments and other agreements (whether formal or informal) adopted in connection therewith. The Company has provided Purchaser a true and complete copy of the most recently filed IRS Form 5500 (including Schedule B) for each Employee Benefit Plan (other than a multi-employer plan) that is subject to Title IV of ERISA.

                (ii) No employee or former employee of the Company or an ERISA Affiliate, and no beneficiary thereof, participates in or has any rights to benefits, with respect to employment with the Company under any agreement, plan, practice or program not listed on Schedule 2.11(c)(ii). No person who is not a
                                  --------------------
current or former employee (or a beneficiary or
eligible dependent thereof) of the Company or an ERISA Affiliate participates in or is entitled to any benefits under any plan listed on Schedule 2.11(c)(ii).
                                                        --------------------

                (iii) No actions, suits or claims with respect to the Employee Benefit Plans covering employees or former employees of the Company are pending or to the Principal Shareholders' knowledge threatened, and except as set forth in Schedule 2.11(c)(iii) with respect to routine claims for benefits, the
   ---------------------
Principal Shareholders have no knowledge of any facts which would reasonably be expected to give rise to or result in any such action, suit or claim. The Company and its ERISA Affiliates are in compliance with all material requirements of applicable law relating to Employee Benefit Plans.

                (iv) No Employee Benefit Plan covering employees of the Company provides post-employment medical, health or life insurance benefits for present or future retirees or present or future terminated employees, except for continuation coverage provided pursuant to the requirements of Paragraph 4980B of the Code or Paragraphs 601-608 of ERISA or a similar state law, or continued coverage under an insurance policy for a period not to exceed 60 days following termination of employment.

                (v)   Except for the defined benefit plan described on Schedule
                                                                       --------
2.11(c)(v) that the Company formerly maintained, the Company does not now
----------
maintain or make contributions to and has not, at any time in the past, maintained or made contributions to (A) any employee benefit plan which is subject to the minimum funding requirements of the ERISA, or (B) any multi-employer plan subject to the terms of the Multi-Employer Pension Amendment Act of 1980. The Company has, and will in the future have, no liability for or associated with the former defined benefit plan described on Section 2-11(c)(v).
                                                             ------------------

        Section 2.12 Consents. Except as set forth on Schedule 2.12, no notices,
                     --------                         -------------
consents, approvals, licenses, permits or waivers are required to execute and deliver this Agreement and to consummate the transactions provided for herein. Except as set forth in Schedule 2.12, the consummation of the transactions
                       -------------
provided for in this Agreement will not result in an impairment or termination of any of the Company's rights under any Corporation Agreement and do not require the consent of or notice to any party.

        Section 2.13 No Other Assets. The assets owned or leased by the Company
                     ---------------
constitute all of the assets, property, rights and privileges which are used by the Company in the operation of the Business or are required for the operation of the Business.

        Section 2.14 Financial Statements and Accounts Receivable.
                     --------------------------------------------

                (a)  Schedule 2.14(a) contains an audited balance sheet of the
                     ----------------
Company at its fiscal year end of September 30, 1996 and an unaudited balance sheet at December 31, 1996, and audited statements of earnings and cash flows of the Company for the fiscal year ended September 30, 1996 and audited statements of earnings and cash flows for the three months ended December 31, 1996. Such statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods reported upon, are correct and complete in all material respects, and present fairly and accurately the financial position of the Company for the periods reported upon. The balance sheets at September 30, 1996 and December 31, 1996 and the statements of earnings for the twelve months ended September 30, 1996 and the three months ended December 31, 1996 are sometimes herein called the "Financial Statements." The balance sheet at December 31, 1996 is sometimes herein called the "Balance Sheet."

                (b)  Accounts Receivable. Each of the accounts receivable of
                     -------------------
the Company constitutes a valid claim in the full amount thereof against the debtor charged therewith on the books of the Company has been acquired in the ordinary course of the Company's business, and no account receivable has arisen from any transaction with the United States or any department or agency thereof. The accounts receivable are fully collectible to the extent of the face value thereof (less the aggregate amount of the reserve for doubtful accounts, if any, reflected on the books of the Company with respect to such accounts). No account debtor has any valid setoff, deduction or defense with respect thereto and no account debtor has asserted any such setoff, deduction or defense.

        Section 2.15 Suppliers; Conflicts of Interest.
                     --------------------------------

                (a)  Suppliers. Schedule 2.15(a) is a list of major suppliers
                     ---------  ----------------
which have provided materials or services to the Company as of January 31, 1997. The Company has not been notified of, nor to the Principal Shareholders' knowledge, has there been any circumstance that would result in a termination or cancellation of any agreement between the Company and any of its major suppliers, distributors or customers. Prior to the Closing Date, the Company shall cooperate with Purchaser in making or causing to be made such reasonable inquiries of and written introductions to customers and suppliers of the Business as Purchaser may reasonably deem necessary or advisable.

                (b)  Conflicts of Interest. Except as disclosed in Note 9 to
                     ---------------------
the Company's audited Financial Statements or as otherwise shown on Schedule
                                                                    --------
2.15(b), no partner, shareholder, director, officer or employee of the Company
-------
or any relative or affiliate of any of the foregoing: (i) has any pecuniary interest in any supplier or customer of the Company or in any other business with which the Company conducts business or with which the Company is in competition; (ii) has any interest in any property or assets used by the Company; or (iii) has any contractual or other claim, express or implied, of any kind whatsoever against the Company in connection with the Business.

        Section 2.16 No Material Change. Since December 31, 1996, there has been
                     ------------------
no material adverse change in the business, assets or financial condition of the Company or the Business, except as the same may be caused by transactions in the ordinary course of business which are not prohibited by this Agreement and which are described on Schedule 2.16.
                 -------------

        Section 2.17 Actions Since Balance Sheet Date.  Except as set forth on
                     --------------------------------
Schedule 2.17, since December 31, 1996, the Company:
-------------

                (a) has not taken any action outside of the ordinary course of business;

                (b) has not borrowed any money or become contingently liable for any obligation or liability of others;

                (c) has paid all of its debts and obligations as they became due;

                (d) has not incurred any debt, liability or obligation of any nature to any party except for obligations arising in the ordinary course of business;

                (e) has used its best efforts to preserve its business organization intact, to keep available the services of its employees, and to preserve its relationships with its customers, suppliers and others with whom it deals and has not changed any of its employment policies (including without limitation severance policies);

                (f)  has not knowingly waived any right of substantial value;

                (g) has not purchased or redeemed any shares of its capital stock, or transferred, distributed or paid, directly or indirectly, any money or other property or assets to the Shareholders (other than employment compensation in the ordinary course of business and consistent with past practice); and

                (h) has not sold or otherwise issued any shares of its capital stock, except that there are outstanding options to purchase shares of the Common Stock of RMS, as described in Schedule 2.17(h).
                                     ----------------

        Section 2.18 Permits and Licenses. The Company holds all franchises,
                     --------------------
licenses, permits, consents, approvals, waivers and other authorizations (collectively, the "Permits") which are necessary for the operation of the Business and the occupancy of the Premises, including without limitation, all Permits issued by federal, state or local governments and governmental agencies.
Exhibit 2.18 sets forth a complete list of all material Permits held by the
------------
Company. The Company is not in default, nor has the Company received any notice of any claim of default, with respect to any of the Permits or of any notice of any other claim or proceeding or threatened proceeding relating to any of the Permits. All of the Permits are in full force and effect. The transactions provided for in this Agreement will not result in the cancellation or termination of any of the Permits, and no consent from or notice to any federal, state or local government or governmental agency is required to transfer any Permit to Purchaser.

        Section 2.19 Compliance with Laws.  The Company is in material
                     --------------------
compliance with all requirements of law, federal, state and local, and all requirements of all governmental bodies or agencies having jurisdiction over it, the operations of the Business or any of the Premises. The Company has not received any notice, not previously complied with, from any federal, state or municipal authority or any insurance or inspection body, that any of its properties, facilities, equipment or business procedures or practices fails to comply with any applicable law, ordinance, regulation, building or zoning law, or requirement of any public authority or body. To the knowledge of the Principal Shareholders, there are no regulations or legislation pending before any federal, state, local or foreign governmental body or legislature which, if adopted, would have a materially adverse effect on the Business.

        Section 2.20 Environmental Matters. To the knowledge of the Principal
                     ---------------------
Shareholders, except as set forth on Schedule 2.20, Hazardous Substances
                                     -------------
(hereinafter defined) have not been used by the Company at any of the facilities owned or used by the Company now or in the past, including without limitation the Premises (collectively, "the Company's Facilities") during the Company's occupancy thereof in any manner which: (i) violates federal, state or local laws, ordinances or regulations governing the use, storage, treatment, disposal of any element, compound, mixture, solution or substance, defined as a hazardous substance in the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601, et seq. ("CERCLA"), or other applicable federal, state or local law, ordinance or regulation, including, without limitation, any applicable federal, state or local laws governing hazardous or toxic waste, substance, oil or material (collectively, "Hazardous Substances"); (ii) requires "removal" or "remediation" as those terms are defined in CERCLA; or (iii) if found on any of the Company's Facilities, or, if improperly disposed of off of any of the Company's Facilities would subject the owner or occupant of such facility to damages, penalties, liability or an obligation to perform any work, clean-up, removal, remediation, repair, construction, alteration, demolition, renovation or installation in or in connection with such facility in order to comply with any federal, state or local law, regulation, ordinance or order concerning the environmental state, condition or quality of such facility applicable to owners, operators or developers of real property ("Environmental Cleanup Work"). To the knowledge of the Principal Shareholders, except as set forth on Schedule 2.20, the Company is in compliance in all material respects
         -------------
with all applicable federal, state and local environmental laws and regulations, including, but not limited to, the Clean Air Act, 42 U.S.C. Section 7401, et
                                                                          --
seq.; the Federal Water Pollution Control Act, as amended by the Clean Water Act
---
of 1977, 33 U.S.C. Section 1251, et seq.; the Resource Conservation and Recovery
                                 -- ---
Act, 42 U.S.C. Section 6901, et seq.; CERCLA, as amended by the Superfund
                             -- ---
Amendments and Reauthorization Act ("SARA"); the Hazard Communication Standard, 29 CFR Section 1910.1200; and the Toxic Substances Control Act, 15 U.S.C.
Section 2601, et seq. To the knowledge of the Principal Shareholders, except as set forth on Schedule 2.20, no notice from any governmental body has ever been
             -------------
served upon the Company, its agents or employees and the Principal Shareholders have no knowledge of any notice served upon the Company claiming any violation of any of the aforesaid environmental laws on or in connection with any of the Company's Facilities or with respect to the Business, or requiring or calling attention to the need for any Environmental Cleanup Work, on or in connection with any of the Company's Facilities in order to comply with any of the aforesaid environmental laws. Except as set forth on Schedule 2.20, neither the
                                                     -------------
Company, its agents or employees, nor, to the knowledge of the Principal Shareholders, any occupant, owner or prior owner or occupant of any of the Company's Facilities has ever been informed of any threatened or proposed serving of any such violation or corrective work order on or in connection with any of the Company's Facilities or with respect to the Business. The Principal Shareholders shall not be deemed to have knowledge of any notices being sent to any owner (other than the Company), former owner or former occupant of any of the Premises unless any of the persons included within the definition of the knowledge of the Principal Shareholders has actual knowledge of any such notice having been sent or received. There are no environmental or other real estate transfer statutes to which either of the Owned Premises would be subject as a result of or in connection with the consummation of the transactions contemplated by this Agreement.

        Section 2.21 Statements and Other Documents Not Misleading. Neither this
                     ---------------------------------------------
Agreement, including all Exhibits and Schedules, nor any other financial statements, documents or instruments delivered to Purchaser in connection with this Agreement and the transactions contemplated by this Agreement, contains or will contain any untrue statement of any material fact or omits or will omit to state any material fact required to be stated to make such statement, document or instrument not misleading.

        Section 2.22 Subsidiaries and Joint Ventures.
                     -------------------------------

                (a)  The Subsidiaries set forth on Exhibit C constitute all of
                                                   ---------
the direct and indirect subsidiaries of RMS. RMS owns all of the issued and outstanding capital stock of each of the Subsidiaries, free and clear of all liens, security interest, pledges, claims, options and other rights. There are no options, warrants, rights or other instruments or agreements giving any person the right to acquire any shares of capital stock in any of the Subsidiaries, and there are no commitments to issue or execute any such options, warrants, rights, instruments or agreements. No transfer of record ownership, or beneficial interest in, any stock in any of the Subsidiaries will be made between the dates hereof and the Closing Date.

                (b) RMS and one of the Subsidiaries previously entered into a joint venture general partnership known as Certified Document Destruction of Illinois ("CDDI") with certain individuals otherwise unaffiliated with the Company. CDDI was in the business of document destruction and is currently is being liquidated. As part of that liquidation, CDDI sold certain of its assets to Crown Recycling, and RMS and the Subsidiary involved in CDDI entered into an agreement with Crown Recycling, a copy of which has been provided to Purchaser pursuant to Section 2.10, for certain document destruction services. Except for the Company's obligations under the Crown Recycling Agreement, and other than as has been or is being fully satisfied or otherwise provided for in the liquidation and which has been fully reserved for in the Financial Statements, the Company has, and will hereafter have, no obligation arising out of or in any way related to CDDI.

        Section 2.23 Directors, Officers, Bank Accounts. Schedule 2.23 is a
                     ----------------------------------  -------------
correct and complete list of (i) the directors of RMS and of each of the Subsidiaries, (ii) the officers of RMS and each of the Subsidiaries, (iii) the bank accounts and safe deposit boxes of RMS and of each of the Subsidiaries, and (iv) the persons authorized to sign checks drawn on such accounts and to have access to such safe deposit boxes.

        Section 2.24 Insurance. The Company maintains insurance policies bearing
                     ---------
the numbers, for the terms, with the companies, in the amounts, providing the general coverage, and with the premiums set forth on Schedule 2.24. All of such
                                                     -------------
policies are in full force and effect and the Company is not in default of any provision thereof. The Company has not received notice from any issuer of any such policies of its intention to cancel or refusal to renew any policy issued by it.

        Section 2.25 Litigation. Except as set forth in Schedule 2.25, the
                     ----------                         -------------
Company is not a party to nor to the Principal Shareholders' knowledge has it been threatened with any suit, action, arbitration, administrative or other proceeding or any governmental investigation. There is no judgment, decree, award or order outstanding against the Company, and the Company is not contemplating the institution of any suit, action, arbitration, administrative or other proceeding. Except as set forth in Schedule 2.25, the Principal
                                            -------------
Shareholders have no knowledge of any accident, injury or event that may result in a claim for damages against the Company, including without limitation any product liability claim.

        Section 2.26 No Payments to Shareholders or Others. Except as set forth
                     -------------------------------------
on Schedule 2.26, since the Balance Sheet Date, there has not been any purchase
   -------------
or redemption of any shares of stock of the Company or any transfer, distribution or payment by it, directly or indirectly, of any money or other property or assets to the Shareholders or to any other person, other than payment of liabilities shown on the Balance Sheet on or after the scheduled maturity or due date thereof, payment of compensation for services actually rendered at rates not in excess of the rates prevailing on the date of the Balance Sheet, payments due under the Corporation Agreements, and payments in the ordinary course of business for goods and services.

        Section 2.27 Ownership of Capital Stock of RMS. RMS has an authorized
                     ---------------------------------
capital consisting of 1,000,000 shares of Common Stock of which 384,493 shares are validly issued and outstanding, fully paid and non-assessable, and are owned beneficially and of record by the Shareholders as set forth on Exhibits A and B.
                                                               ----------------
Each of the Shareholders has good, marketable and unencumbered title to his Shares, free and clear of all liens, security interests, pledges, claims, options and rights of others. Except for the options to purchase stock in RMS described on Schedule 2.17(h) (the "Options"), there are no options, warrants,
             ----------------
rights or other instruments or agreements giving any person the right to acquire any shares of the capital stock of RMS nor are there any commitments to issue or execute any such options, warrants, rights, instruments or agreements. Except with respect to any Options which are properly exercised prior to the Closing Date, no Shares will be issued, and no transfer of record ownership of, or beneficial interest in, any of such shares will be made between the date hereof and the Closing Date; provided, however, transfers of Shares as bona fide gifts or charitable contributions may be made until the date which is three weeks from the date of this Agreement. As of the Closing

Date, any Options which remain unexercised will become null and void and the Company will have no further obligations or liabilities with respect to such Options.

        Section 2.28 Survival of Representations and Warranties. The
                     ------------------------------------------
representations, warranties and agreements of the Company and the Principal Shareholders set forth in this Agreement or in any Exhibit or Schedule attached hereto are made as of the date of this Agreement and shall be true, correct, complete and accurate on and as of the Closing Date and at all times between the date of this Agreement and the Closing Date. The representations and warranties of the Principal Shareholders set forth in this Agreement or in any Exhibit or Schedule shall survive the Closing Date and shall terminate on the second anniversary of the Closing Date; provided, however, that the representations and warranties of the Principal Shareholders in Sections 2.8 hereof shall survive the Closing Date and shall terminate on the later to occur of (a) the second anniversary of the Closing Date and (b) the date upon which the statute of limitations from the applicable tax code, statute, ordinance or regulation expires; and provided further that the representations and warranties of the Principal Shareholders in Section 2.27 shall survive indefinitely.


                                   ARTICLE III

          REPRESENTATIONS AND WARRANTIES OF THE SELLING SHAREHOLDERS
          ----------------------------------------------------------

        As a material inducement to Purchaser to enter into this Agreement and purchase the Shares, each of the Selling Shareholders makes the following representations and warranties with respect to himself or herself to Purchaser:

        Section 3.1 Personal Authority; Effective Agreement. Such Selling
                    ---------------------------------------
Shareholder has the right, power and authority to execute and deliver this Agreement. This Agreement constitutes, or will upon execution constitute, the legal, valid and binding obligation of such Selling Shareholder, enforceable against such Selling Shareholder in accordance with its terms.


        Section 3.2 Ownership of Capital Stock of RMS. Such Selling Shareholder
                    ---------------------------------
has good, marketable and unencumbered title to such Selling Shareholder's Shares, free and clear of all liens, security interests, pledges, claims, options and rights of others.

        Section 3.3 Survival of Representations and Warranties. The
                    ------------------------------------------
representations, warranties and agreements of the Selling Shareholders set forth in this Article III are made as of the date of this Agreement and shall be true, correct, complete and accurate on and as of the Closing Date and at all times between the date of this Agreement and the Closing Date. The representations and warranties of the Selling Shareholders set forth in this Article III shall survive indefinitely.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER
                   -------------------------------------------

        As a material inducement to the Company and the Selling Shareholders to enter into this Agreement and to consummate the transactions provided for in this Agreement, Purchaser hereby represents and warrants to the Selling Shareholders that:


        Section 4.1 Corporate Status. Purchaser is a corporation duly organized,
                    ----------------
validly existing and in good standing under the laws of the State of New York and has full power and authority to own its properties and to carry on the business presently conducted by it.

        Section 4.2 Corporate Authority. The Board of Directors of Purchaser has
                    -------------------
duly authorized and approved the execution and delivery of this Agreement and the performance of the transactions provided for herein. No other corporate action is required in connection herewith. This Agreement constitutes a legal, valid and binding obligation of Purchaser and is enforceable against Purchaser in accordance with its terms.

        Section 4.3 Statements and Other Documents Not Misleading. Neither this
                    ---------------------------------------------
Agreement, including all Exhibits and Schedules prepared by Purchaser, nor any other financial statements, documents or instruments delivered by Purchaser to the Company in connection with this Agreement and the transactions contemplated by this Agreement, contains or will contain any untrue statement of any material fact or omits or will omit to state any material fact required to be stated to make such statement, document or instrument not misleading.

        Section 4.4 Survival of Representations and Warranties. The
                    ------------------------------------------
representations, warranties and agreements of Purchaser as set forth in this Agreement are made as of the date of this Agreement and shall be true, correct and accurate on and as of the Closing Date and at all times between the date of this Agreement and the Closing Date. The representations and warranties of Purchaser set forth in this Agreement shall survive the Closing Date and shall terminate on the third anniversary of the Closing Date.


                                    ARTICLE V

                       CONDUCT OF BUSINESS PENDING CLOSING
                       -----------------------------------

        Section 5.1 Conduct of Business Pending Closing. The Company and the
                    -----------------------------------
Principal Shareholders agree that between the date hereof and the Closing Date, the Company shall:

                  (a) not take or permit any action or omit to take any action which would cause any of the representations and warranties of the Company contained in this Agreement or in any Schedule or Exhibit to become untrue;

                (b) conduct its business in a good and diligent manner in the ordinary and usual course of its business;

                (c) not enter into any contract, agreement, commitment or other arrangement with any party, other than contracts in the ordinary course of its business, and not amend, modify or terminate any Corporation Agreement, without the prior written consent of Purchaser;

                (d) use their respective reasonable best efforts to preserve the Company's business organization intact, to keep available the service of its employees and to preserve its relationships with customers, suppliers and others with whom it deals;

                (e) not reveal to any party, other than Purchaser or its authorized representatives ("Agents"), any of the business procedures and practices followed by the Company in the conduct of the Business;

                (f) maintain in full force and effect all insurance currently maintained by the Company;

                (g) keep the Premises and all of the Company's equipment and tangible personal property in good operating repair and perform all necessary repairs and maintenance;

                (h) comply with all material provisions of any Corporation Agreement applicable to it as well as with all applicable laws, rules and regulations;

                (i) not dispose of any assets except in the ordinary course of business, or terminate any Corporation Agreement;

                (j) not engage in any transaction with respect to the Business which involves the expenditure or commitment of more than $50,000 without the prior written consent of the Purchaser;

                (k) continue to maintain all of the Company's usual business books and records in accordance with past practices;

                (l)     not amend the Company's Articles of Incorporation or By-
Laws;

                (m) not declare or make any dividend or other payment on or with respect to the Company's capital stock, redeem or otherwise acquire any shares of their capital stock or issue any capital stock or any option, warrant or right relating thereto, except RMS may issue shares of Common Stock upon the proper exercise of any Option prior to the Closing Date and may issue the Stock Appreciation Rights;

                (n)     not waive any right or cancel any claim;

                (o) not increase the compensation or rate of compensation payable to any of the Company's employees, or change any employment or severance policy, except that the Company may increase the salaries of R.L. Shaunnessey and Steven Lubelfeld, retroactive to October 1, 1996, each in an amount not to exceed $10,000 on an annualized basis;

                (p) maintain the Company's corporate existence and not merge or consolidate with any other entity;

                (q) not place any additional encumbrances on any of the assets of the Company other than in connection with purchase money financing of capital expenditures permitted under Section 5.1(j) above or otherwise approved in writing by Purchaser; and

                (r) not borrow any money or become contingently liable for any obligation or liability of others and not incur any debt, liability or obligation of any nature to any party except for obligations under the Company's existing banking arrangements, or obligations arising from the purchase of goods or the rendition of services in the ordinary course of business.


                                   ARTICLE VI

                        FURTHER COVENANTS AND AGREEMENTS
                        --------------------------------

          Section 6.1   Access to Information. The Company shall give to
                        ---------------------
Purchaser and its agents access to all of the properties and assets of the Company and all of the Company's documents, books and records relating to its current and past operations and to the Business, and shall permit Purchaser and its agents to make copies thereof, and the Company shall permit Purchaser to interview the Company's employees during reasonable business hours and upon reasonable prior notice. Without limiting the generality of the foregoing, upon the request of Purchaser, the Company shall, prior to Closing, provide Purchaser or its agents access to the Company's books and records for the purpose of enabling Purchaser (or its agents) to audit such books and records and prepare audited financial statements of the Company if Purchaser determines it requires such statements in connection with any federal or state securities laws.

          Section 6.2   Non-Competition. To induce Purchaser to enter into this
                        ---------------
Agreement and purchase the Shares:

                  (a) each Principal Shareholder (by execution of this Agreement) agrees as an independent covenant that for a period of five years following the Closing Date, neither such Principal Shareholder, nor any entity owned, controlling or controlled, directly or indirectly, by such Principal Shareholder, (i) shall engage in the business of records storage or facilites management activities with regard to maintenance of business type records, either as an owner, consultant, manager, associate, employee, partner, agent, principal or otherwise, within 250 miles of any location at which the Company conducts any portion of the Business as of the Closing Date or (ii) shall solicit, induce, encourage or attempt to influence any client, customer, employee, consultant, independent contractor or supplier of the Company, the Purchaser or any of its affiliates to cease to do business (or reduce the amount of business) or terminate his or her employment with the Company, the Purchaser or any of its affiliates; and

                (b) each key employee of the Company listed on Schedule 6.2 who
                                                               ------------
is an Other Shareholder (by execution of this Agreement) agrees as an independent covenant that for a period of 18 months following the Closing Date, neither such Other Shareholder, nor any entity owned, controlling or controlled, directly or indirectly, by such Other Shareholder, (i) shall engage in the business of records storage and management of business type records, either as an owner, consultant, manager, associate, employee, partner, agent, principal or otherwise, within 75 miles of any location at which the Company conducts any portion of the Business as of the Closing Date or (ii) shall solicit, induce, encourage or attempt to influence any client, customer, employee, consultant, independent contractor or supplier of the Company, the Purchaser or any of its affiliates to cease to do business (or reduce the amount of business) or terminate his or her employment with the Company, the Purchaser or any of its affiliates.

                Each Principal Shareholder and each Other Shareholder listed on
Schedule 6.2 acknowledges that the restrictions contained in this Section 6.2
                                                                  -----------
are reasonable and necessary to protect the legitimate interests of Purchaser, and that any violation of this Section 6.2 will result in irreparable injury to Purchaser and that money damages would not provide an adequate remedy to Purchaser, and, therefore, Purchaser shall be entitled to preliminary and permanent injunctive relief in any court of competent jurisdiction and to an equitable accounting of all earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies to which Purchaser may be entitled. If any portion of the covenants or agreements contained in this Section 6.2 or the application thereof is held to be invalid or unenforceable, then the other portions of such covenants or agreements or the application thereof shall not be affected and shall be given full force and effect without regard to the invalid or unenforceable portions. If any covenant or agreement herein is held to be unenforceable because of the area covered, the duration thereof, or the scope thereof, then the court making such determination shall have the power to reduce the area and/or duration and/or limit the scope thereof, and the covenant or agreement shall then be enforceable in its reduced form.

        Section 6.3 Cooperation. Purchaser and the Company agree to execute and
                    -----------
deliver all other instruments and take all such other actions as either party may reasonably request from time to time, before or after Closing and without payment of further consideration, to effectuate the transactions provided herein and to confer to Purchaser the benefits intended by such transactions. The parties shall cooperate fully with each other and with their respective counsel and accountants in connection with any steps required to be taken as part of their respective obligations under this Agreement.

        Section 6.4 Notice of Breach or Default. The Company and the Selling
                    ---------------------------
Shareholders shall make reasonable efforts to give prompt notice to Purchaser, and Purchaser shall make reasonable efforts to give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event of which such party has knowledge, whose occurrence or non-occurrence does or would be likely to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate at any time from the date hereof to the Closing Date or (ii) any failure, of which such party has knowledge, of the Company or the Selling Shareholders, on the one hand, or Purchaser, on the other hand, or any officer, director, employee or agent of any of the foregoing, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.4 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

        Section 6.5 Consents. The Company will use its best efforts to obtain
                    --------
all necessary third party or governmental consents necessary to consummate the transactions provided for in this Agreement.

        Section 6.6 Hart-Scott-Rodino Filing. As soon as practicable, Purchaser
                    ------------------------
and the Company shall make all filings required under the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, as amended (the "HSR Act"), with respect to the transaction contemplated by this Agreement and Purchaser and the Company shall use their respective best efforts to respond as promptly as practicable to all inquiries received from the Federal Trade Commission or the AntiTrust Division of the Department of Justice for any additional information or documentation.

        Section 6.7 Owned Premises Title Insurance. Between the date hereof and
                    ------------------------------
the Closing Date, Purchaser shall have the right to determine whether the Owned Premises are insurable as good and marketable at ordinary rates by any reputable title insurance company or companies selected by Purchaser (the "Title Company") pursuant to an ALTA Owner's Policy of Title Insurance ("Owner's Policy of Title Insurance") and whether such Owner's Policy of Title Insurance can contain endorsements, to the extent available in the jurisdiction concerned, insuring that (a) the covenants, conditions and restrictions included in the permitted encumbrances have not been violated and that a future violation thereof will not cause a forfeiture or reversion of title, (b) non-imputation coverage satisfactory to Purchaser, and (c) each Owned Premises complies with all applicable zoning ordinances. The Company shall execute such affidavits and indemnities in favor of the Title Company as Purchaser and the Title Company may reasonably request with respect to such undertaking by Purchaser. The premium for the Owner's Policy of Title Insurance and such endorsements, if obtained by Purchaser, will be paid by Purchaser.

        Section 6.8 Owned Premises Transfer Taxes. Any real estate transfer
                    -----------------------------
taxes in respect of the Owned Premises attributable to the transactions contemplated hereby shall be the responsibility of the Selling Shareholders.

        Section 6.9 Director and Officer Indemnification. For a period of two
                    ------------------------------------
years from and after the Closing Date, Purchaser shall provide those persons who were the duly elected officers and directors of RMS as of the date of this Agreement with the same rights of indemnification as such persons would have been entitled to under the By-Laws of RMS which were in effect as of the date of this Agreement. A copy of the provision of RMS's By-Laws in effect as of the date of this Agreement relating to such indemnification is attached hereto as Schedule 6.9. Notwithstanding the
                                      ------------
foregoing, nothing contained in this Section 6.9 is intended to, nor shall it, limit, modify, offset or otherwise affect the Principal Shareholders' and/or the Selling Shareholders' indemnification obligations in this Agreement.

        Section 6.10 Exclusive Representations and Warranties. The
                     ----------------------------------------
representatives and warranties by the Principal Shareholders, the Company and the Selling Shareholders contained in this Agreement and in all of the Exhibits and Schedules attached hereto are the sole and exclusive representations and warranties of such parties to Purchaser in connection with the transactions contemplated hereby; provided, however, that Purchaser shall be entitled to rely on the truth, veracity and accuracy of the information provided by the Company and/or the Principal Shareholders in response to a request by Purchaser or in the conduct of Purchaser's due diligence investigation of the Company.

        Section 6.11 Additional Severance Payments. RMS has a severance policy
                     -----------------------------
as set forth on Schedule 2.11(c)(i) attached hereto for employees who are
                -------------------
terminated by the Company without cause. Purchaser hereby agrees that any of the employees of the Company set forth on Schedule 6.11 (which schedule shall be
                                      -------------
provided to Purchaser no later than one week prior to the Closing Date) whose employment is terminated without cause by the Company or Purchaser within six months after the Closing Date shall be paid as severance in addition to the amount they would be entitled to under the Company's severance policy set forth on Schedule 2.11(c)(i), the additional amount set forth opposite their
   -------------------
respective name on such schedule (the aggregate of such amounts, plus applicable taxes payable by the Company or Pierce with respect thereto, the "Maximum Severance Amount"), less applicable taxes. The aggregate amount of all such additional severance payments actually paid by the Company or Pierce, plus the applicable taxes with respect thereto paid by the Company or Pierce, are referred to herein as the "Additional Severance Amount."

        Section 6.12 Stock Appreciation Rights. Prior to Closing, RMS will grant
                     -------------------------
to the employees of the Company set forth on Schedule 6.12, stock appreciation
                                             -------------
rights (the "Stock Appreciation Rights") payable at Closing, with such terms and conditions and having such value as set forth on such Schedule; provided that payment of such Stock Appreciation Rights to the employees of the Company listed on Schedule 6.2 is conditioned upon such employees' entering into at Closing,
   ------------
non-competition agreements containing substantially similar provisions to those contained in Section 6.2(b). The aggregate amount of the payments made pursuant to the Stock Appreciation Rights is referred to herein as the "Aggregate Stock Appreciation Rights Payments."

        Section 6.13 Environmental Audits. Seller shall order a Phase I
                     --------------------
environmental audit or assessment ("Environmental Audit") respecting each of the Owned Premises, which shall be performed by a firm acceptable to Purchaser and shall be paid for by the Selling Shareholders. In addition, Purchaser shall have the right, at its own expense, to have additional Environmental Audits performed on such other Premises as it shall deem appropriate.

        Section 6.14 Best Efforts by Principal Shareholders. Commencing upon the
                     --------------------------------------
execution of this Agreement by the Principal Shareholders and Purchaser, the Principal Shareholders shall use their best efforts to: (a) have this Agreement executed by additional Shareholders so that Shareholders holding at least 92% of the Shares that might be outstanding as of the Closing Date (assuming for such purpose that all Options are exercised) have executed this Agreement within three weeks after the date hereof; (b) to have Shareholders holding at least 95% of the Shares outstanding as of the Closing Date sell and transfer their Shares to Purchaser pursuant to this Agreement at the Closing; and (c) assist Purchaser in obtaining non-competition agreements from each of the persons set forth on
Schedule 6.2 either by having such persons sign this Agreement if they will be
------------
Shareholders of the Company as of the Closing Date or by signing non-competition agreements with the Company and Purchaser containing substantially similar provisions to those contained in Section 6.2(b) hereof.

        Section 6.15 Morris West Limited Partnership Guarantee. The Principal
                     -----------------------------------------
Shareholders shall use their best efforts to obtain the release of the Company's guarantee of a loan payable by Morris West Limited Partnership referred to in
Note 6 to the audited Financial Statements (the "Guarantee"). If the Principal Shareholders are unable to obtain by and deliver to the Closing, the release of the Guarantee, the Principal Shareholders hereby agree to jointly and severally indemnify and hold harmless Purchaser and RMS from any claim, loss or other cost arising out of or related to such Guarantee. Such indemnification shall be in accordance with the terms and conditions of Article X, except that the Principal Shareholders' indemnification obligations under this Section 6.14 shall not be subject to the indemnity threshold set forth in Section 10(d)(v), the aggregate indemnification limitation set forth in Section 10(d)(vi), or the time limitation set forth in Section 10(d)(vii).


                                   ARTICLE VII

                     CONDITIONS TO OBLIGATIONS OF PURCHASER
                     --------------------------------------

        The obligation of Purchaser to purchase the Shares is subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any or all of which Purchaser may waive:

        Section 7.1 No Material Adverse Change. During the period from the date
                    --------------------------
hereof to the Closing Date there shall not have been any material adverse change in the business, assets, results of operations, financial condition or prospects of the Company.

        Section 7.2 Representations and Warranties. Each of the representations
                    ------------------------------
and warranties of the Principal Shareholders and the Selling Shareholders set forth in this Agreement and any Exhibit or Schedule hereto shall be true and correct in all materials respects (with the foregoing materiality standard not to be construed in a manner giving duplicative effect to any materiality standard contained in the terms of any such representation or warranty) on and as of the Closing Date as if made on and as of the Closing Date.

        Section 7.3 Performance of Agreements. The Company, the Principal
                    -------------------------
Shareholders and the Selling Shareholders shall have performed and complied with all of their covenants and agreements contained in this Agreement which are required to be performed or complied with on or prior to the Closing Date.

        Section 7.4 Opinion of Counsel. Purchaser shall have received an opinion
                    ------------------
from the Company's and Selling Shareholders' counsel, dated as of the Closing Date, in form and content reasonably acceptable to Purchaser.

        Section 7.5 No Actions, Etc. No litigation, governmental action or other
                    ---------------
proceedings involving or potentially involving a liability, obligation or loss on the part of the Company, or which by reason of the nature of the relief sought might have a material adverse effect on the Business, shall be threatened or commenced against the Company with respect to any matter, and no litigation, governmental action or other proceeding shall be threatened or commenced against any person with respect to the consummation of the transactions provided for herein or which would affect the right of Purchaser or the Company to own any of the assets of the Company or to operate the Business.

        Section 7.6 Lenders' Approval. Purchaser shall have obtained the written
                    -----------------
consent and approval of its lenders to the transactions contemplated by this Agreement; provided, however, Purchaser shall not be entitled to terminate this Agreement pursuant to this Section 7.6 after the later of March 7, 1997 or two weeks after the last date on which Purchaser shall be able to terminate this Agreement based on its due diligence investigation pursuant to Section 7.10.

        Section 7.7 Consents; Lease Estoppels. All consents of all third parties
                    -------------------------
required to consummate the transactions provided for in this Agreement, including without limitation the consents set forth on Schedule 2.12, shall have
                                                       -------------
been obtained, and Purchaser shall have received estoppel certificates executed by the landlords of the Leased Premises in forms reasonably acceptable to Purchaser; provided that this provision shall be deemed satisfied with respect to the Leased Premises for which American National Bank and Trust Company of Chicago Trust No. 59447 Created by Trust Agreement dated October 31, 1983, the sole beneficiary of which is Liberty Elk Grove Associates Limited Partnership is the landlord, so long as the Principal Shareholders use their best efforts to obtain an estoppel certificate from such landlord.

        Section 7.8 Environmental Audit. The results of each of the
                    -------------------
Environmental Audits shall be acceptable in all respects to Purchaser.

        Section 7.9 Delivery of Schedules. The parties have executed this
                    ---------------------
Agreement without all of the Schedules having been delivered to Purchaser. The Company shall have delivered to Purchaser all Schedules required by this Agreement within ten days after the date hereof, and all such Schedules shall be in form and content acceptable to Purchaser. The Schedules shall include all documents required to be attached thereto.

        Section 7.10 Due Diligence. The parties have executed this Agreement
                     -------------
without Purchaser having completed his due diligence investigation of the Company. Purchaser shall have completed its due diligence investigation relating to the Company, its current and past operations and the Business and the results of such investigation shall be satisfactory to Purchaser in its sole discretion; provided, however, Purchaser shall not be able to terminate this Agreement pursuant to this Section 7.10 after eight days after the date on which Purchaser has received from the Company or the Principal Shareholders all of the Schedules to this Agreement (including all documents to be attached thereto) other than
Schedule 6.11.
-------------

        Section 7.11 Deliveries. All documents required to be delivered by the
                     ----------
Company or any Selling Shareholder to Purchaser at or prior to Closing shall have been so delivered at or by Closing.

        Section 7.12 Hart-Scott-Rodino Waiting Period. The applicable waiting
                     --------------------------------
period including any extension thereof, under the HSR Act shall have expired or been terminated and neither the Department of Justice nor the Federal Trade Commission shall have instituted any litigation to enjoin or delay the consummation of the transactions contemplated hereby which is continuing.

        Section 7.13 Certain Lease Extensions. The landlords for the Premises
                     ------------------------
listed on Schedule 7.13 hereof, all of whom are affiliates of the Company or one
          -------------
or more of the Shareholders, shall have agreed to negotiate lease extensions to the existing leases for such Premises under the parameters for rental increases and term extensions which are acceptable to Purchaser and consistent with those set forth on Schedule 7.13.
             -------------

        Section 7.14 Non-Competition Agreements with Key Employees. Each of the
                     ---------------------------------------------
persons set forth on Schedule 6.2 shall have entered into non-competition
                     ------------
agreements with the Company and Purchaser either by signing this Agreement or by signing non-competition agreements containing substantially similar provisions to those contained in Section 6.2(b) hereof.

        Section 7.15 Owner's Policy of Title Insurance Obtainable. The Owner's
                     --------------------------------------------
Policy of Title Insurance described in Section 6.7 shall be obtainable by Purchaser.

        Section 7.16 Minimum Shareholder Participation. Shareholders holding at
                     ---------------------------------
least 92% of the Shares that may be outstanding as of the Closing Date (assuming the exercise of all Options) must execute this Agreement within three weeks of the date hereof and Shareholders holding at least 95% of the Shares must sell and transfer their Shares to Purchaser at the Closing.

                                 ARTICLE VIII

         CONDITIONS TO OBLIGATIONS OF COMPANY AND SELLING SHAREHOLDERS
         -------------------------------------------------------------

        The obligations of the Company and the Selling Shareholders to consummate the transactions provided for in this Agreement are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any or all of which the Selling Shareholders may waive:

        Section 8.1 Representations and Warranties. Each of the representations
                    ------------------------------
and warranties of Purchaser set forth in this Agreement and any Exhibit or Schedule hereto shall be true and correct on and as of the Closing Date as if made on and as of the Closing Date.

        Section 8.2 Performance of Agreements. Purchaser shall have performed
                    -------------------------
and complied with all of its covenants and agreements contained in this Agreement which are required to be performed or complied with on or prior to the Closing Date.

        Section 8.3 No Actions, Etc. No action, suit, proceeding or
                    ---------------
investigation by or before any court, administrative agency or other governmental authority shall have been instituted or threatened, the effect of which would restrain, prohibit or invalidate the transactions contemplated by this Agreement.

        Section 8.4 Deliveries. All documents required to be delivered by
                    ----------
Purchaser to the Company or the Selling Shareholders at or prior to the Closing shall have been so delivered at or by Closing.

        Section 8.5 Hart-Scott-Rodino Waiting Period. The applicable waiting
                    --------------------------------
period including any extension thereof, under the HSR Act shall have expired or been terminated and neither the Department of Justice nor the Federal Trade Commission shall have instituted any litigation to enjoin or delay the consummation of the transactions contemplated hereby which is continuing.


                                  ARTICLE IX

                                    CLOSING
                                    -------

        Section 9.1 Deliveries by the Company and the Selling Shareholders. At
                    ------------------------------------------------------
the Closing, the Company and the Selling Shareholders shall deliver to
Purchaser:

                (a) one or more stock certificates representing all the issued and outstanding capital stock of the Company being sold by the Selling Shareholders duly endorsed in blank;

                (b) updated lists of the Selling Shareholders as of the Closing Date, including a list of all Shareholders who exercised Options after the date hereof, including the exercise price of such Options and the amounts, if any, that has been received by the Company with respect to such Option exercises;

                (c) the Escrow Agreement, duly executed by the Principal Shareholders and the Escrow Agent;

                (d) a certificate signed by each of the Principal Shareholders, dated the Closing Date, confirming that: (i) all of the representations and warranties of the Principal Shareholders contained in this Agreement and the Exhibits and Schedules hereto are true and correct as of the Closing Date to the same extent as if made on such date; (ii) all agreements and covenants of the Company and the Selling Shareholders required by this Agreement to have been performed or complied with on or prior to the Closing Date have been so performed or complied with; and (iii) all corporate action required of the Company and the Shareholders to authorize the consummation of the transactions and agreements provided for herein have been taken;

                (e) a certificate signed by the Secretary of the Company dated the Closing Date, that all corporate action required of the Board of Directors of the Company and the Shareholders to authorize and approve the consummation by the Company of the transactions and agreements contemplated herein has been taken, and setting forth copies of such actions and copies of the Company's By-Laws, as in effect as of such date;

                (f) "Good Standing" certificates and certified copies of the Articles of Incorporation and all amendments thereto of RMS and each of the Subsidiaries issued by the Department of State of their respective states of incorporation, each dated as of a date within ten days prior to the Closing Date, together with a letter from a third party service company reasonably acceptable to Purchaser confirming that RMS and each of the Subsidiaries remains in "good standing" on the Closing Date;

                (g) Pay-off Statements showing the amounts due as of the Closing Date to satisfy the Offsetting Obligations in full;

                (h) a final, updated Schedule 6.11 setting forth the Maximum
                                     -------------
Severance Amount;

                (i) keys to all premises and to all automobiles and vehicles owned or used by the Company;

                (j) the opinion of the Company's and the Selling Shareholders' counsel to which reference is made in Section 7.4 hereof;

                (k) executed lease estoppels to which reference is made in
Section 7.7 hereof;

                (l) letters of resignation executed by each of the officers and directors of the Company, effective as of the Closing Date;

                (m) general releases in favor of the Company executed by each director and officer of the Company, in form and substance reasonably satisfactory to counsel for Purchaser, releasing the Company from all liability to such person; and

                (n) All other documents reasonably required to be delivered by the Company or the Selling Shareholders at or prior to the Closing Date.

        Section 9.2 Purchaser's Deliveries. At the Closing, Purchaser shall
                    ----------------------
deliver or cause to be delivered to the Selling Shareholders or, with respect to
Section 9.2(a), to the Escrow Agent:

                (a) $2,000,000 plus the Maximum Severance Amount to the Escrow Agent, in accordance with the terms of the Escrow Agreement;

                (b) the balance of the Aggregate Paid Purchase Price not previously delivered pursuant to Section 1.2(a), by wire transfer, to an account designated by the Principal Shareholders (which account shall be designated at least three days prior to Closing);

                (c) the Escrow Agreement, duly executed by Purchaser;

                (d) a certificate signed by a duly authorized officer of Purchaser, dated the Closing Date, confirming that: (i) all of the representations and warranties of Purchaser contained in this Agreement are true and correct as of the Closing Date to the same extent as if made on such date;
(ii) all agreements and covenants of Purchaser required by this Agreement to have been performed or complied with on or prior to the closing Date have been so performed or complied with; and (iii) all corporate action required by the Board of Directors of Purchaser to authorize the consummation of the transactions provide for herein have been taken; and

                (e) all other documents reasonably required to be delivered by Purchaser at or prior to the Closing Date.

        Section 9.3 Parties to Bear Own Expenses. Whether or not the
                    ----------------------------
transactions contemplated by this Agreement are consummated and except as otherwise provided for herein, Purchaser shall bear its expenses and the Selling Shareholders shall bear their and the Company's expenses relating to or arising out of this Agreement, including, but not limited to, fees for attorneys, accountants and other advisors.

                                   ARTICLE X

                                INDEMNIFICATION
                                ---------------

        Section 10.1 Indemnifications.
                     ----------------

                (a) Indemnification by the Principal Shareholders. The Principal
                    ---------------------------------------------
Shareholders hereby agree to jointly and severally indemnify, defend and hold harmless Purchaser and its directors, officers, agents and employees from and against any and all losses, damages, liabilities and expenses, including, without limitation, legal fees and court costs, to which any of them may become subject as the result of:

                    (i) any material misrepresentation, breach of warranty, or any non-fulfillment of any warranty, representation, covenant or agreement on the part of the Company or the Principal Shareholders contained in this Agreement or any indemnification obligation of the Company or the Principal Shareholders in any other section of this Agreement;

                    (ii) any error contained in any statement, report, certificate or other document or instrument delivered to Purchaser pursuant to this Agreement or contained in any Exhibit or Schedule; and

                    (iii) any and all acts, suits, proceedings, demands, assessments, judgments, reasonably attorneys' fees, costs and expenses incident to any of the foregoing.

                (b) Indemnification by the Selling Shareholders. The Selling
                    -------------------------------------------
Shareholders hereby agree to severally indemnify, defend and hold harmless Purchaser and its directors, officers, agents and employees from and against any and all losses, damages, liabilities and expenses, including, without limitation, legal fees and court costs, to which any of them may become subject as the result of:

                    (i) any breach of such Selling Shareholder's representations and warranties set forth in Article III, or any non-fulfillment of such Selling Shareholder's covenant to sell and deliver his or her Shares to Purchaser free and clear of all liens, security interests, pledges, claims and encumbrances whatsoever; and

                    (ii) any and all acts, suits, proceedings, demands, assessments, judgments, reasonably attorneys' fees, costs and expenses incident to any of the foregoing.

                (c) Indemnification by Purchaser. Purchaser hereby agrees to
                    ----------------------------
indemnify, defend and hold harmless the Shareholders from and against any and all losses, damages, liabilities and expenses, including, without limitation, legal fees and court costs, which any of them may become subject to as the result of:

                    (i) any material misrepresentation, breach of warranty, or any non-fulfillment of any warranty, representation, covenant or agreement on the part of Purchaser contained in this Agreement; and

                    (ii) any and all acts, suits, proceedings, demands, assessments, judgments, reasonably attorneys' fees, costs and expenses incident to any of the foregoing.

                (d) Procedures for Establishment of Indemnification.
                    -----------------------------------------------

                    (i) In the event that any claim shall be asserted by any party which, if sustained, would result in a right of a party to indemnification hereunder (a "Loss"), the person entitled to indemnification hereunder (the "Indemnitee"), within a reasonable time after learning of such claim, shall notify the person obligated to provide indemnification hereunder with respect to such claim (the "Indemnitor"), and shall extend to the Indemnitor a reasonable opportunity to defend against such claim, at the Indemnitor's sole expense and through legal counsel reasonably acceptable to the Indemnitee, provided that the Indemnitor proceeds in good faith, expeditiously and diligently. No determination shall be made pursuant to subparagraph (ii) below while such defense is still being made until the earlier of (A) the resolution of said claim by the Indemnitor with the claimant or (B) the termination of the defense by the Indemnitor against such claim or the failure of the Indemnitor to prosecute such defense in good faith and in an expeditious and diligent manner. The Indemnitee shall be entitled to rely upon the opinion of its counsel as to the occurrence of either of said events. The Indemnitee shall, at its option and expense, have the right to participate in any defense undertaken by the Indemnitor with legal counsel of its own selection. No settlement or compromise of any claim which may result in a Loss may be made by the Indemnitor without the prior written consent of the Indemnitee unless (A) prior to such settlement or compromise the Indemnitor acknowledges in writing its obligation to pay in full the amount of the settlement or compromise and all associated expenses and
(B) the Indemnitee is furnished with security reasonably satisfactory to the Indemnitee that the Indemnitor will in fact pay such amount and expenses.

                    (ii) In the event that an Indemnitee asserts the existence of any Loss, the Indemnitee shall give written notice to the Indemnitor of the nature and amount of the Loss asserted. If the Indemnitor, within a period of 15 days after the giving of the Indemnitee's notice, shall not give written notice to the Indemnitee announcing its intention to contest such assertion of the Indemnitee (such notice by the Indemnitor being hereinafter called the "contest notice"), such assertion of the Indemnitee shall be deemed accepted and the amount of the Loss shall be deemed established. In the event, however, that a contest notice is given to the Indemnitee within said 15-day period, then the contested assertion of a Loss shall be settled by arbitration to be held in Philadelphia, Pennsylvania in accordance with the rules of the American Arbitration Association then obtaining. The determination of the arbitrator(s) shall be delivered in writing to the Indemnitor and the Indemnitee and shall be final, binding and conclusive upon all of the parties hereto, and the amount of the Loss, if any, determined to exist, shall be deemed established. Notwithstanding anything herein contained to the contrary, each party shall pay its own attorney's fees, costs and expenses incident to any arbitration proceeding brought under this subparagraph 9(c)(ii).

                    (iii) The Indemnitee and the Indemnitor may agree in writing, at any time, as to the existence and amount of a Loss, and, upon the execution of such agreement, such Loss shall be deemed established.

                    (iv) Payments of any Loss shall be paid to the person entitled thereto within ten business days following the establishment of the Loss.

                    (v) Notwithstanding anything in this Section 10.1 to the contrary, except with respect to the indemnification obligations relating to
Section 6.14, to which this Section does not apply, it is specifically understood and agreed that unless and until the Principal Shareholder's obligation under Section 10.1(a) exceeds the aggregate sum of $50,000, the Principal Shareholders shall not be obligated to make any payments under Section 10.1(a). However, if claims made by Purchaser exceed the sum of $50,000, then the indemnification and payment obligations of the Principal Shareholders hereunder shall include all claims which Purchaser has asserted, inclusive of the first $50,000 of claims.

                    (vi) Notwithstanding anything herein to the contrary, except with respect to the indemnification obligations relating to Section 6.14, to which this Section does not apply, the Principal Shareholders' obligations under this Article X shall be limited, in the aggregate, to $31 million.

                    (vii) Except with respect to the indemnification obligations relating to Section 6.14, to which this Section does not apply, no party shall be liable to any other under this Article X for any claim relating to a breach of any representation or warranty hereunder unless the claim is asserted in accordance with this Article X within the time such representation or warranty survives the Closing.


                                  ARTICLE XI

                           TERMINATION OF AGREEMENT
                           ------------------------

        Section 11.1 Termination. This Agreement may be terminated, and the
                     -----------
transaction contemplated hereby may be abandoned, by written notice promptly given to the other parties hereto, at any time prior to the Closing Date:

                     (a) by mutual written consent of the Boards of Directors of Purchaser and the Company; or

                     (b) by either Purchaser on the one hand or the Company and the Selling Shareholders on the other hand if there shall have been a material breach of any representation, warranty, covenant or agreement on the part of the other set forth in this Agreement; or

                     (c) by either Purchaser or the Company if any permanent injunction or other order of a court or competent authority or government agency which prevents the consummation of the transaction shall have become final and not appealable; or

                     (d) by either Purchaser or the Company if the transaction shall not have been consummated on or before April 30, 1997 (except as provided in Section 1.3 with respect to the Hart-Scott-Rodino approval); or

                     (e)   by the Company if any of the conditions specified in
Article VIII has not been met or waived by the Company at any such time as such conditions can no longer be satisfied; or

                     (f)   by Purchaser if any of the conditions specified in
Article VII has not been met or waived by Purchaser at any such time as such conditions can no longer be satisfied.

        Section 11.2 Status of Agreement after Termination. Upon any termination
                     -------------------------------------
of this Agreement pursuant to Section 10.1, this Agreement shall be void and have no effect, without any liability on the part of any party hereto or any shareholders, directors or officers thereof; provided, however, such termination shall not affect the liability of any party for the breach of any provision of this Agreement.


                                  ARTICLE XII

                                    GENERAL
                                    -------

        Section 12.1 Notices. All notices and other communications hereunder
                     -------
shall be in writing and shall be sent by certified mail, postage prepaid, return receipt requested; by an overnight express courier service that provides written confirmation of delivery; or by facsimile with confirmation, addressed as follows:

        If to Company
        or Selling
        Shareholders:               Paul C. Gearen, Chairman of the Board
                                    Records Management Services, Inc.
                                    c/o Nicolson Porter & List, Inc.
                                    1300 West Higgens Road
                                    Park Ridge, IL 60068-5764
                                    Fax: 847-698-5167

        With a copy to:             Edward X. Clinton, Esquire
                                    19 S. LaSalle Street
                                    Chicago, IL 60603
                                    Fax: 312-201-0737

        If to Purchaser:            J. Peter Pierce, President
                                    Pierce Leahy Corporate Center
                                    631 Park Avenue
                                    King of Prussia, Pennsylvania 19406
                                    Fax: 610-992-8394

        With a copy to:             Richard J. Busis, Esquire
                                    Cozen and O'Connor
                                    1900 Market Street
                                    Philadelphia, PA 19103
                                    Fax: 215-665-2013

        Any party may change its address for receiving notice by giving notice of a new address in the manner provided herein. Any notice so given, shall be deemed to be delivered on the second (2nd) business day after the same is deposited in the United States Mail, on the next business day if sent by overnight courier, or on the same business day if sent by facsimile before the close of business, or the next business day, if sent by facsimile after the close of business.

        Section 12.2 Broker's Commission. The Purchaser and the Principal
                     -------------------
Shareholders each agree to indemnify and hold harmless the other from and against any and all liability, loss, damage, cost or expense (including court costs and attorney fees) arising out of or relating to any claim that such party and (in the case of the Principal Shareholders, that any Principal Shareholder, Selling Shareholders, or the Company) entered into any brokerage agreement or similar arrangement, whether oral or written.

        Section 12.3 Headings. The descriptive article, section and paragraph
                     --------
headings set forth herein are inserted for convenience of reference only, do not constitute a part of this Agreement and shall not control or affect the meaning or construction of any provision of the within Agreement.

        Section 12.4 Entire Agreement. This Agreement, together with the
                     ----------------
Exhibits and Schedules attached hereto, constitutes the entire agreement between the parties pertaining to this subject matter and supersedes all prior or contemporaneous agreements and understandings of the parties relating to the same. This Agreement may be amended only in writing signed by both parties.

        Section 12.5 Severability. If any term or provision of this Agreement or
                     ------------
any application thereof shall be invalid or unenforceable, the remainder of this Agreement and any other application of such term or provision shall not be affected thereby.

        Section 12.6 Counterpart Execution. This Agreement may be executed in
                     ---------------------
any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

        Section 12.7 Governing Law. This Agreement shall be governed by and
                     -------------
construed in accordance with the internal laws of Pennsylvania without reference to choice of law principles thereof.

        Section 12.8 Waiver. Any of the terms or conditions of this Agreement
                     ------
may be waived at any time by the party entitled to the benefit thereof, but only by written notice signed by the party waiving such terms or conditions.

        Section 12.9 Further Assurances. Both parties will take such reasonable
                     ------------------
steps as are necessary to consummate the transactions contemplated herein.

        Section 12.10 Assignability; Binding Effect. This Agreement may not be
                      -----------------------------
assigned by either party without the prior written consent of the other party, except that Purchaser may assign this Agreement to a subsidiary of Purchaser provided that Purchaser remains liable for its obligations hereunder. This Agreement shall be binding upon the parties hereto, and their successors and permitted assigns.

        Section 12.11 Knowledge of the Principal Shareholders. For purposes of
                      ----------------------------------------
this Agreement, the phrase "to the knowledge of Principal Shareholders" or the like shall refer to the knowledge after due inquiry of (a) any of the Principal Shareholders or (b) any of the directors or officers of the Company.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the day and year first above written.


                               RECORDS MANAGEMENT SERVICES, INC.
                               an Illinois corporation, the Company


                               By:  /s/ Paul C. Gearen
                                  ----------------------------------------------
                               Name: Paul C. Gearen
                               Title: Chairman of the Board


                               /s/ Matthew Cheresh
                               -------------------------------------------------
                               MATTHEW CHERESH

                               /s/ Sidney Cheresh
                               -------------------------------------------------
                               SIDNEY CHERESH

                               /s/ Edward X. Clinton
                               -------------------------------------------------
                               EDWARD X. CLINTON

                               /s/ Jack Enter
                               -------------------------------------------------
                               JACK ENTER

                               /s/ James E. Gearen
                               -------------------------------------------------
                               JAMES E. GEAREN

                               /s/ Paul C. Gearen
                               -------------------------------------------------
                               PAUL C. GEAREN

                               /s/ Robert L. Shaunnessey
                               -------------------------------------------------
                               ROBERT L. SHAUNNESSEY


                               PIERCE LEAHY CORP.,
                               a New York corporation, Purchaser


                               By: /s/ Douglas B. Huntley
                                  ----------------------------------------------
                               Name: Douglas B. Huntley
                               Title: Vice President and Chief Financial Officer

                SELLING SHAREHOLDER/KEY EMPLOYEE SIGNATURE PAGE

     The undersigned hereby executes a counterpart of this Stock Purchase Agreement as a Shareholder of Records Management Services, Inc. as of the date first above written, and by executing this Agreement, acknowledges receipt of this Agreement and that he/she has read, understands and agrees to the provisions relating to the undersigned. The undersigned further acknowledges that he/she is a key employee listed on Schedule 6.2 to this Agreement and that
                                        ------------
he/she agrees to be bound by the non-competition and other provisions of Section 6.2(b) of this Agreement.



                                          --------------------------------------
                                          Selling Shareholder's Signature



                                          --------------------------------------
                                          Selling Shareholders's Name
                                          (Please print or type)